EXHIBIT 99


Explanation of Responses:

1. The filing of this Form 3 shall not be construed as an admission that (i) Southpaw Asset Management LP ("Southpaw Management"), (ii) Southpaw Holdings LLC ("Southpaw Holdings"), (iii) Kevin Wyman or (iv) Howard Golden is or was for the purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the beneficial owner of the Notes (defined below), the shares of common stock, par value $0.001 (the "Common Stock"), of Nephros Inc. (the "Issuer"), or the warrants to purchase shares of Common Stock (the "Warrants"), held by an account managed by Southpaw Management (the "Managed Account") and Southpaw Credit Opportunity Master Fund LP ("Master Fund"). Pursuant to Rule 16a-1, Southpaw Management, Southpaw Holdings, Mr. Wyman and Mr. Golden disclaim such beneficial ownership.

2. These transactions reflect the conversion of (i) a Series A 10% Secured Convertible Note due 2008 of the Issuer, in the original principal amount of $176,500 (the "Series A Note"), held by the Managed Account, into 250,000 shares of Common Stock and Warrants to purchase 125,000 shares of Common Stock and (ii) a Series B 10% Secured Convertible Note due 2008 of the Issuer, in the original principal amount of $2,038,461.54 (the "Series B Note" and, together with the Series A Note, the "Notes"), held by Master Fund, into 2,887,339 shares of Common Stock.

3. The number of shares of Common Stock and Warrants received upon the conversion of each Note was based on the original principal amount of each Note. In addition, the Managed Account received 3,082 additional shares of Common Stock as accrued interest on conversion of the Series A Note, and Master Fund received an additional 35,598 of Common Stock as accrued interest on conversion of the Series B Note.

4. Southpaw Management held the Notes indirectly through the accounts of the Managed Account, which held the Series A Note, and Master Fund, which held the Series B Note. Southpaw Management holds the shares of Common Stock and Warrants obtained upon the conversion of the Notes indirectly through the accounts of the Managed Account, which holds the shares of Common Stock and Warrants obtained upon the conversion of the Series A Note, and Master Fund, which holds the shares of Common Stock obtained upon the conversion of the Series B Note. Southpaw Management serves as the investment manager of the Managed Account and Master Fund. Southpaw Management receives a performance-based and an asset-based fee for managing the investments of the Managed Account and Master Fund. Southpaw Holdings reports securities held indirectly by Southpaw Management because, as the general partner of Southpaw Management, it controls the disposition and voting of such securities. Mr. Wyman and Mr. Golden report these securities because, as managing members of Southpaw Holdings, they control the disposition and voting of the securities. Each of Southpaw Management, Southpaw Holdings, Mr. Wyman and Mr. Golden disclaims beneficial ownership of the securities reported herein, except to the extent of each entity's and individual's pecuniary interest in such securities.

5. The amount reported was the conversion price used to determine the number of shares of Common Stock issuable upon the conversion of the Notes.

6. The Notes automatically converted on the twenty-first (21st) day after the Issuer sent or gave its stockholders a definitive Schedule 14C information statement relating to certain actions taken by stockholders of the Issuer by written consent.

7. The maturity date of the Notes prior to their conversion was September 25, 2008.


Southpaw Credit Opportunity Master Fund LP

By:  Southpaw GP LLC,
     its general partner

By: /s/ Kevin Wyman                                                12/11/2007
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Name:  Kevin Wyman                                                    Date
Title: Managing Member


Southpaw Asset Management LP

By:  Southpaw Holdings LLC,
     its general partner

By: /s/ Kevin Wyman                                                12/11/2007
   ---------------------------                                     ----------
Name:  Kevin Wyman                                                    Date
Title: Managing Member


Southpaw Holdings, LLC

By: /s/ Kevin Wyman                                                12/11/2007
   ---------------------------                                     ----------
Name:  Kevin Wyman                                                    Date
Title: Managing Member


By: /s/ Kevin Wyman                                                12/11/2007
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   Kevin Wyman                                                        Date


By: /s/ Howard Golden                                              12/11/2007
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   Howard Golden                                                      Date